Exhibit 1
Distribution Financial Services RV Trust 1999-1
May 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance     $761,656,843.44
Beginning Pool Factor           1.00000000

Distribution Allocable to Principal on Notes
                             Prior                          Current
               Class     Prin. Pymt. $1000 orig.prin.bal.  Prin. Pymt.   $1000 orig.prin.bal.
                A-1           $0.00       0.0000000               $0.00       0.0000000
                A-2           $0.00       0.0000000      $13,557,857.89     354.9192284
                A-3           $0.00       0.0000000               $0.00       0.0000000
                A-4           $0.00       0.0000000               $0.00       0.0000000
                A-5           $0.00       0.0000000               $0.00       0.0000000
                A-6           $0.00       0.0000000               $0.00       0.0000000
                  B           $0.00       0.0000000               $0.00       0.0000000
                  C           $0.00       0.0000000               $0.00       0.0000000

Distribution Allocable to Interest on Notes
                         Prior                            Current
Class     Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1      4.97%          $0.00       0.0000000                $0.00       0.0000000
A-2      5.38%          $0.00       0.0000000          $422,833.37       1.8583713
A-3      5.70%          $0.00       0.0000000          $940,490.50       4.7500000
A-4      5.84%          $0.00       0.0000000          $937,524.40       4.8666667
A-5      5.97%          $0.00       0.0000000          $794,616.95       4.9750000
A-6      6.02%          $0.00       0.0000000          $322,902.77       5.0166667
  B      6.36%          $0.00       0.0000000          $132,500.00       5.3000000
  C      7.23%          $0.00       0.0000000          $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution
               Class     Beginning Balance   Pool Factor  Ending Balance   Pool Factor
                A-1                 0.00      0.0000000             $0.00    0.0000000
                A-2      $141,996,788.09      1.0000000   $ 80,754,417.12  354.9192284
                A-3      $197,998,000.00      1.0000000   $197,998,000.00    1.0000000
                A-4      $192,642,000.00      1.0000000   $192,642,000.00    1.0000000
                A-5      $159,722,000.00      1.0000000   $159,722,000.00    1.0000000
                A-6      $ 64,366,000.00      1.0000000   $ 64,366,000.00    1.0000000
                  B      $ 25,000,000.00      1.0000000   $ 25,000,000.00    1.0000000
                  C      $ 20,000,000.00      1.0000000   $ 20,000,000.00    1.0000000

Servicing Fee                                                                      $317,357.02
Servicing Fee Per $1,000 of Orig.Note                                                0.3173570

Realized Losses                                                                    $363,612.69

Reserve Account Balance                                                         $14,959,240.75

Payments Received with Respect to Receivables During Most Recently
Ended Collection Period                                                         $18,803,755.33
          Interest Payments Received                                             $5,495,553.04
          Scheduled Principal Payments Received                                  $3,947,501.60
          Principal Prepayments Received                                         $9,360,700.69

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                        $0.00

Ending Pool Balance                                                            $747,962,037.50
Ending Pool Factor
                                                                                    0.74795949